                                                                  EXHIBIT (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 120 to Registration  Statement No. 2-14213 on Form N-1A of our reports dated
December 14, 2006 (December 11,  2006 for Ultra Fund), relating to the financial statements  and financial  highlights of American  Century  Mutual Funds,  Inc.,
including  American   Century-Mason   Street  Mid  Cap  Growth  Fund,   American
Century-Mason  Street Small Cap Growth Fund, Balanced Fund, Capital Growth Fund,
Capital Value Fund, Focused Growth Fund, Fundamental Equity Fund, Giftrust Fund,
Growth Fund,  Heritage Fund, New Opportunities  Fund, New Opportunities II Fund,
NT Growth Fund, NT Vista Fund,  Select Fund,  Ultra Fund,  Veedot Fund and Vista
Fund,  appearing in the Annual Report on Form N-CSR of American  Century  Mutual
Funds,  Inc. for the year ended  October 31,  2006,  and to the references to us under the headings  "Financial  Highlights" in the Prospectuses and "Independent
Registered Public  Accounting Firm" and "Financial  Statements" in the Statement
of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 23, 2007